Invitae Reports $136.6 Million in Revenue in Second Quarter of 2022

— Continued to execute towards operational excellence with portfolio optimization, broad cost controls and cash management —
— Recently announced realignment plan is expected to extend the company’s cash runway to the end of 2024; Maintain financial guidance
— Conference call and webcast today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time —

SAN FRANCISCO, August 9, 2022 – Invitae (NYSE: NVTA), a leading medical genetics company, today announced financial and operating results for the second quarter ended June 30, 2022.
“In the second quarter, we are pleased with our progress towards achieving operational excellence, as demonstrated by the improvements in several key metrics focusing on non-GAAP gross margin, operating expense, and cash burn trajectory, both on a year-over-year and quarter-over-quarter basis. These numbers reflected positive results based on the initiatives that we have been implementing,” said Ken Knight, president and chief executive officer of Invitae. “We recently announced our strategic realignment plan, as we step into our company’s next chapter. The planned changes are broad and necessary to continue driving us toward our goal of using our industry leading genetic testing, and advanced technologies, to transform healthcare for today and tomorrow. We have the roadmap and the pieces in place, and execution of our plan is top of mind as we fuel our testing business and make focused investment in delivering the future of personalized, genetically-driven healthcare.”

Second Quarter 2022 Highlights
•Generated revenue of $136.6 million in the quarter, a 17.5% increase compared to $116.3 million in the second quarter of 2021.
•GAAP gross profit was $26.3 million, and non-GAAP gross profit was $54.7 million in the second quarter of this year.
•GAAP gross margin was 19.2%. Non-GAAP gross margin was 40.1% as compared with 36.6% in the first quarter of 2022 and 35.4% in the second quarter of 2021.
•Cash, cash equivalents, restricted cash and marketable securities were $737 million as of June 30, 2022. Cash burn was $147 million, achieving a $22 million reduction from the first quarter of 2022.
•Total active healthcare provider accounts in the second quarter of 2022 totaled 20,217, roughly 25% growth over the second quarter of 2021.
•Active pharma and commercial partnerships grew to 232, an increase of approximately 52% over the second quarter of 2021, driving continued revenue growth from Invitae's lab services, data and data services platform to pharma, health system and software and services partners.
•Total patient population is more than 3.1 million with nearly 62% available for data sharing.
Total operating expense, which excludes cost of revenue, for the second quarter of 2022 was $2.5 billion, which included an asset impairment. As a result, GAAP operating expense as a percentage of revenue was 1,864%. Non-GAAP operating expense was $200.1 million for the second quarter of 2022. Non-GAAP operating expense as a percentage of revenue was 146%, which consistently improved as compared with 169% in the first quarter of 2022 and 170% in the second quarter of 2021.

Net loss for this year’s second quarter was $2.5 billion, or a $10.87 net loss per share, compared to net income of $133.8 million, or net income per share of $0.66, for the second quarter of 2021. Our second quarter 2022 net loss included a complete writedown of goodwill of $2.3 billion, which was a result of a significant, sustained decline in the stock price and related market capitalization and a lower than expected financial performance. It also included indefinite-lived intangible and asset impairments of $34.8 million. Net income for the second quarter in 2021 was a result of the change in fair value of contingent consideration. Non-GAAP net loss for the second quarter of 2022 was $158.5 million, or a $0.68 non-GAAP net loss per share, compared to a net loss of $171.5 million, or an $0.84 non-GAAP net loss per share, for the second quarter of 2021.
At June 30, 2022, cash, cash equivalents, restricted cash and marketable securities totaled $737 million as compared with $885 million as of March 31, 2022. Cash burn in this year’s second quarter, including cash paid for acquisition related activities, was $147 million, a decrease of $22 million or 13.2% from the first quarter of 2022 and approximately $50 million from the fourth quarter of 2021.

Financial Guidance
Invitae is reiterating its financial guidance. The company expects a low double-digit growth rate for its full year 2022 revenue over 2021. Longer term revenue growth rate is expected to return to between 15% and 25% beyond 2023.
Invitae is maintaining its 2022 cash burn guidance of $600-650 million, which includes up to an estimated $75 million cash to be used for realignment activities and severance. The company also continues to anticipate its cash burn to be in the range of $225-275 million in 2023, which includes up to an estimated $25 million cash to be used for realignment activities and severance.
2022 non-GAAP gross margins are expected to continue to increase for the rest of the year, based on ongoing margin improvement efforts and the current realignment initiatives, to the range of 42-43% for full year 2022.
Additional non-cash related charges are expected to be recorded in the third quarter of 2022 and in following quarters.

Webcast and Conference Call Details
Management will host a conference call and webcast today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time to discuss financial results and recent developments. To access the conference call, please register at the link below:
https://events.q4inc.com/attendee/937240483
Upon registering, each participant will be provided with call details and a conference ID.
The live webcast of the call and slide deck may be accessed here or by visiting the investors section of the company's website at ir.invitae.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the company's website.

About Invitae
Invitae Corporation (NYSE: NVTA) is a leading medical genetics company whose mission is to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people. Invitae's goal is to aggregate the world's genetic tests into a single service with higher quality, faster turnaround time, and lower prices. For more information, visit the company's website at invitae.com.

Safe Harbor Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected impact, benefits, parameters, details and timing of the company's strategic business realignment or various aspects thereof; the company's beliefs regarding the potential of its business, and its business priorities; the company's future financial and operating results, including estimated annual cost savings, cash runway, guidance for 2022 and beyond, and the drivers of future financial results; the company's beliefs regarding its roadmap and business going forward; and the company's focus for the remainder of 2022. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the ability of the company to successfully execute its strategic business realignment and achieve the intended benefits thereof on the expected timeframe or at all; unforeseen or greater than expected costs associated with the strategic business realignment; the risk that the disruption that may result from the realignment may harm the company's business, market share or its relationship with customers or potential customers; the impact of COVID-19 on the company, and the effectiveness of the efforts it has taken or may take in the future in response thereto; the impact of inflation and the economic environment on the company's business; the company's ability to grow its business in a cost-effective manner; the company's history of losses; the company's ability to compete; the company's failure to manage growth effectively; the company's need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; the ability of the company to obtain regulatory approval for its tests; the applicability of clinical results to actual outcomes; the company's failure to successfully integrate or fully realize the anticipated benefits of acquired businesses; risks associated with litigation; the company's ability to use rapidly changing genetic data to interpret test results accurately and consistently; laws and regulations applicable to the company's business; and the other risks set forth in the company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Non-GAAP financial measures
To supplement Invitae's consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States (GAAP), the company is providing several non-GAAP measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. Management believes these non-GAAP financial measures are useful to investors in evaluating the company's ongoing operating results and trends. Management uses such non-GAAP information to manage the company’s business and monitor its performance.
Other companies, including companies in the same industry, may not use the same non-GAAP measures or may calculate these metrics in a different manner than management or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP measures as comparative measures. Because of these limitations, the company's non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the non-GAAP reconciliations provided in the tables below and on the company’s website.

INVITAE CORPORATION
Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$303,626	$923,250
Marketable securities	423,137	122,121
Accounts receivable	82,586	66,227
Inventory	49,073	33,516
Prepaid expenses and other current assets	35,825	33,691
Total current assets	894,247	1,178,805
Property and equipment, net	132,935	114,714
Operating lease assets	117,977	121,169
Restricted cash	10,026	10,275
Intangible assets, net	1,107,821	1,187,994
Goodwill	—	2,283,059
Other assets	27,520	23,551
Total assets	$2,290,526	$4,919,567
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$26,751	$21,127
Accrued liabilities	93,772	106,453
Operating lease obligations	13,388	12,359
Finance lease obligations	5,340	4,156
Total current liabilities	139,251	144,095
Operating lease obligations, net of current portion	142,509	124,369
Finance lease obligations, net of current portion	6,294	5,683
Debt	117,862	113,391
Convertible senior notes, net	1,467,443	1,464,138
Deferred tax liability	11,341	51,696
Other long-term liabilities	19,921	37,797
Total liabilities	1,904,621	1,941,169

Stockholders’ equity:
Common stock	24	23
Accumulated other comprehensive loss	(1,334)	(7)
Additional paid-in capital	4,815,383	4,701,230
Accumulated deficit	(4,428,168)	(1,722,848)
Total stockholders’ equity	385,905	2,978,398
Total liabilities and stockholders’ equity	$2,290,526	$4,919,567

INVITAE CORPORATION
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Test revenue	$133,182	$111,496	$252,679	$210,772
Other revenue	3,440	4,816	7,634	9,161
Total revenue	136,622	116,312	260,313	219,933
Cost of revenue	110,340	89,331	207,456	164,822
Research and development	115,146	106,454	243,382	186,812
Selling and marketing	62,749	56,964	122,893	108,204
General and administrative	52,858	38,303	104,132	110,820
Asset impairment	2,317,864	—	2,317,864	—
Change in fair value of contingent consideration	(2,004)	(303,349)	(1,850)	(366,970)
Total cost and operating expenses	2,656,953	(12,297)	2,993,877	203,688
(Loss) income from operations	(2,520,331)	128,609	(2,733,564)	16,245
Other income, net	7,326	2,024	17,765	6,489
Interest expense	(14,019)	(13,407)	(28,004)	(21,800)
Net (loss) income before taxes	(2,527,024)	117,226	(2,743,803)	934
Income tax benefit	(3,563)	(16,560)	(38,483)	(23,360)
Net (loss) income	$(2,523,461)	$133,786	$(2,705,320)	$24,294
Net (loss) income per share, basic	$(10.87)	$0.66	$(11.75)	$0.12
Net (loss) income per share, diluted	$(10.87)	$0.53	$(11.75)	$0.11
Shares used in computing net (loss) income per share, basic	232,117	204,110	230,304	199,083
Shares used in computing net (loss) income per share, diluted	232,117	264,921	230,304	216,595

INVITAE CORPORATION

Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(2,705,320)	$24,294
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Asset impairment	2,317,864	—
Depreciation and amortization	64,247	35,262
Stock-based compensation	103,901	106,337
Amortization of debt discount and issuance costs	7,776	6,492
Remeasurements of liabilities associated with business combinations	(18,043)	(372,722)
Benefit from income taxes	(38,483)	(23,360)
Post-combination expense for acceleration of unvested equity and deferred stock compensation	3,320	2,959
Amortization of premiums and discounts on investment securities	1,178	3,465
Other	3,721	1,808
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(16,359)	(6,953)
Inventory	(15,557)	2,048
Prepaid expenses and other current assets	(2,134)	(8,346)
Other assets	(2,104)	(2,165)
Accounts payable	6,575	3,781
Accrued expenses and other long-term liabilities	7,186	8,255
Net cash used in operating activities	(282,232)	(218,845)
Cash flows from investing activities:
Purchases of marketable securities	(605,454)	(325,957)
Proceeds from maturities of marketable securities	301,933	127,738
Acquisition of businesses, net of cash acquired	—	(134,006)
Purchases of property and equipment	(36,970)	(20,154)
Other	—	(1,880)
Net cash used in investing activities	(340,491)	(354,259)
Cash flows from financing activities:
Proceeds from public offerings of common stock, net	—	434,263
Proceeds from issuance of common stock	6,234	11,717
Proceeds from issuance of convertible senior notes, net	—	1,116,850
Finance lease principal payments	(2,677)	(2,126)
Other	(707)	(1,060)
Net cash provided by financing activities	2,850	1,559,644
Net (decrease) increase in cash, cash equivalents and restricted cash	(619,873)	986,540

Cash, cash equivalents and restricted cash at beginning of period	933,525	131,480
Cash, cash equivalents and restricted cash at end of period	$313,652	$1,118,020

INVITAE CORPORATION

Reconciliation of GAAP to Non-GAAP Cost of Revenue
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cost of revenue	$110,340	$89,331	$207,456	$164,822
Amortization of acquired intangible assets	(27,907)	(11,323)	(45,907)	(21,156)
Acquisition-related stock-based compensation	(147)	(1,306)	(279)	(2,240)
Acquisition-related post-combination expense	(387)	—	(891)	—
Fair value adjustments to acquisition-related assets	—	(1,574)	—	(3,148)
Non-GAAP cost of revenue	$81,899	$75,128	$160,379	$138,278

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$136,622	$116,312	$260,313	$219,933
Cost of revenue	110,340	89,331	207,456	164,822
Gross profit	26,282	26,981	52,857	55,111
Amortization of acquired intangible assets	27,907	11,323	45,907	21,156
Acquisition-related stock-based compensation	147	1,306	279	2,240
Acquisition-related post-combination expense	387	—	891	—
Fair value adjustments to acquisition-related assets	—	1,574	—	3,148
Non-GAAP gross profit	$54,723	$41,184	$99,934	$81,655

Reconciliation of GAAP to Non-GAAP Research and Development Expense
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Research and development	$115,146	$106,454	$243,382	$186,812
Amortization of acquired intangible assets	(502)	(530)	(1,032)	(1,060)
Acquisition-related stock-based compensation	(23,255)	(8,572)	(47,024)	(19,045)
Acquisition-related post-combination expense	(2,643)	(998)	(5,224)	(1,058)
Non-GAAP research and development	$88,746	$96,354	$190,102	$165,649

INVITAE CORPORATION

Reconciliation of GAAP to Non-GAAP Selling and Marketing Expense
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Selling and marketing	$62,749	$56,964	$122,893	$108,204
Amortization of acquired intangible assets	(1,622)	(1,685)	(3,246)	(3,377)
Acquisition-related stock-based compensation	(985)	(1,463)	(1,568)	(2,696)
Acquisition-related post-combination expense	—	2	—	(38)
Non-GAAP selling and marketing	$60,142	$53,818	$118,079	$102,093

Reconciliation of GAAP to Non-GAAP General and Administrative Expense
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
General and administrative	$52,858	$38,303	$104,132	$110,820
Acquisition-related stock-based compensation	(1,646)	9,724	(3,218)	(21,250)
Acquisition-related post-combination expense	—	(5)	—	(3,747)
Non-GAAP general and administrative	$51,212	$48,022	$100,914	$85,823

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Research and development	$115,146	$106,454	$243,382	$186,812
Selling and marketing	62,749	56,964	122,893	108,204
General and administrative	52,858	38,303	104,132	110,820
Asset impairment	2,317,864	—	2,317,864	—
Change in fair value of contingent consideration	(2,004)	(303,349)	(1,850)	(366,970)
Operating expenses	2,546,613	(101,628)	2,786,421	38,866
Amortization of acquired intangible assets	(2,124)	(2,215)	(4,278)	(4,437)
Acquisition-related stock-based compensation	(25,886)	(311)	(51,810)	(42,991)
Acquisition-related post-combination expense	(2,643)	(1,001)	(5,224)	(4,843)
Asset impairment	(2,317,864)	—	(2,317,864)	—
Fair value adjustments to acquisition-related liabilities	2,004	303,349	1,850	366,970
Non-GAAP operating expenses	$200,100	$198,194	$409,095	$353,565

INVITAE CORPORATION

Reconciliation of Other Income, Net to Non-GAAP Other Income (Expense), Net
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Other income, net	$7,326	$2,024	$17,765	$6,489
Fair value adjustments to acquisition-related liabilities	(6,190)	(2,374)	(16,193)	(5,752)
Non-GAAP other income (expense), net	$1,136	$(350)	$1,572	$737

Reconciliation of Net (Loss) Income to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net (loss) income	$(2,523,461)	$133,786	$(2,705,320)	$24,294
Amortization of acquired intangible assets	30,031	13,538	50,185	25,593
Acquisition-related stock-based compensation	26,033	1,617	52,089	45,231
Acquisition-related post-combination expense	3,030	1,001	6,115	4,843
Fair value adjustments to acquisition-related assets and liabilities	(8,194)	(304,149)	(18,043)	(369,574)
Asset impairment	2,317,864	—	2,317,864	—
Acquisition-related income tax benefit	(3,805)	(17,287)	(38,805)	(24,087)
Non-GAAP net loss	$(158,502)	$(171,494)	$(335,915)	$(293,700)

Net (loss) income per share, basic	$(10.87)	$0.66	$(11.75)	$0.12
Net (loss) income per share, diluted	$(10.87)	$0.53	$(11.75)	$0.11
Non-GAAP net loss per share, basic	$(0.68)	$(0.84)	$(1.46)	$(1.48)
Non-GAAP net loss per share, diluted	$(0.68)	$(0.65)	$(1.46)	$(1.36)
Shares used in computing net (loss) income per share, basic	232,117	204,110	230,304	199,083
Shares used in computing net (loss) income per share, diluted	232,117	264,921	230,304	216,595

INVITAE CORPORATION

Reconciliation of Net Decrease in Cash, Cash Equivalents and Restricted Cash to Cash Burn
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	March 31, 2022	June 30, 2022	June 30, 2022
Net cash used in operating activities	$(147,543)	$(134,689)	$(282,232)
Net cash (used in) provided by investing activities	(449,456)	108,965	(340,491)
Net cash (used in) provided by financing activities	(920)	3,770	2,850
Net decrease in cash, cash equivalents and restricted cash	(597,919)	(21,954)	(619,873)
Adjustments:
Net changes in investments	428,608	(125,087)	303,521
Cash burn	$(169,311)	$(147,041)	$(316,352)

Contact for Invitae:
Hoki Luk
ir@invitae.com